UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 11, 2006

Mirant Corporation

(Exact name of registrant as specified in charter)

Delaware	001-16107	58-2056305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1155 Perimeter Center West, Suite 100, Atlanta, Georgia	30338
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (678) 579-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On July 11, 2006, Mirant Corporation (“Mirant”) issued a press release announcing a strategic plan to enhance shareholder value. The elements of Mirant’s plan are (1) the immediate launch of a modified “Dutch Auction” tender offer for up to 43 million shares of Mirant common stock, using available cash and cash to be distributed to Mirant upon completion of a term loan to be entered into by Mirant’s Philippines business, and (2) the commencement of auction processes to sell Mirant’s Philippines and Caribbean businesses. The press release contains certain non-GAAP financial information.The reconciliation of such non-GAAP financial information to GAAP financial measures is included in the press release. The press release also contains certain forward-looking statements, all of which are subject to the cautionary statement about forward-looking statements set forth therein. A copy of Mirant’s July 11, 2006 press release is furnished hereto as Exhibit 99.1 and incorporated by reference herein.

The information contained in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits

(d)               Exhibits

Exhibit Number	Document

99.1	Press Release dated July 11, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  July 11, 2006

Mirant Corporation

/s/ Thomas Legro
Thomas Legro
Senior Vice President and Controller
(Principal Accounting Officer)